 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2011

PAPA JOHN’S INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard Louisville, Kentucky	40299-2334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (502) 261-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

W. Kent Taylor was appointed to the Papa John’s International, Inc. (the “Company”) Board of Directors on May 20, 2011. Mr. Taylor will serve for a term expiring at the Company’s 2012 Annual Meeting of stockholders, and will stand for election by the stockholders at the Annual Meeting to be held in 2012. Mr. Taylor will serve on the Company’s Compensation Committee.

A copy of the Company’s press release announcing the election of Mr. Taylor is attached hereto as Exhibit 99.1.

Item 8.01  Other Events.

On May 20, 2011, the Company's Board of Directors approved an increase of $50 million in the amount of the Company’s common stock that may be purchased under the Company’s share repurchase program, bringing the total authorized under the program to $875 million since its inception in 1999.  Including the amount remaining under the Board’s previously authorized share repurchase, at May 24, the Company has a total of $75.7 million available for purchase under the program through March 31, 2012.  This includes the authorization to purchase shares in both the open market and private transactions, and pursuant to a 10b5-1 trading plan or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following document is herewith furnished as an exhibit to this report:

Exhibit Number	Description of Exhibit
99.1	Papa John’s International, Inc. press release dated May 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: May 24, 2011	/s/Lance F. Tucker
Lance F. Tucker
Senior Vice President and Chief Financial Officer